Exhibit 99.11

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 10, 2024, Informa entered into the Transaction Agreement to combine the Informa Tech Digital Businesses with Former TechTarget under TechTarget, Inc., (formerly known as Toro CombineCo, Inc.) a new publicly traded company (hereinafter referred to as “CombineCo”). In accordance with the Transaction Agreement, Informa PLC (“Informa”) contributed the Informa Tech Digital Businesses and $350 million in cash to CombineCo in exchange for CombineCo common stock.

The Transaction closed on December 2, 2024 (the “Closing”). Upon Closing, Informa held approximately 57% ownership in CombineCo (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of Former TechTarget’s convertible notes or shares reserved for future grants pursuant to certain NewCo equity incentive plans) and Former TechTarget’s current shareholders (including certain equity award holders) received $350 million in the form of a cash distribution and the remaining ownership interest in CombineCo, which is a publicly traded company in the U.S. The cash contribution by Informa and payment to Former TechTarget shareholders were subject to specific adjustments set forth in the Transaction Agreement for changes in net working capital, Target Adjusted EBITDA as defined in the Transaction Agreement, and certain non-current liabilities of the Informa Tech Digital Businesses. For the purposes of this Unaudited Pro Forma Condensed Combined Financial Information, management determined that the amount of such adjustments is zero. In connection with the Closing, CombineCo changed its registered name with the Secretary of State of Delaware to TechTarget, Inc. (hereinafter referred to as “NewCo”).

The Merger will be accounted for as a business combination in accordance with U.S. GAAP (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with the Informa Tech Digital Businesses treated as the “acquirer” and Former TechTarget treated as the “acquired” company for financial reporting purposes. Informa controls NewCo as it beneficially owns approximately 57% of the outstanding shares of NewCo common stock (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of Former TechTarget’s convertible notes or shares reserved for future grants pursuant to certain NewCo equity incentive plans) and is entitled to designate five of the nine members of the NewCo Board. As a result, the Informa Tech Digital Businesses was determined to be the acquirer, as it is the business contributed by and still controlled by Informa. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Former TechTarget based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Former TechTarget immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial statements give effect to the business combination and other events contemplated by the Transaction Agreement as described in this combined this Form 8-K/A as below:

•

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheets of Former TechTarget and the Informa Tech Digital Businesses on a pro forma basis assuming the business combination and related transactions had been consummated on September 30, 2024.

•

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and for the year ended December 31, 2023 combines the historical statements of income of Former TechTarget and the Informa Tech Digital Businesses on a pro forma basis assuming the business combination and related transactions had been consummated on January 1, 2023 (i.e., the beginning of the earliest period presented).

The unaudited pro forma condensed combined financial statements have been prepared using the interim financial statements of the Informa Tech Digital Businesses as of and for the nine months ended September 30, 2024, and the audited financial statements of the Informa Tech Digital Businesses as of December 31, 2023 and December 31, 2022 and for each of the years in the three-year period ended December 31, 2023 included elsewhere within this Form 8-K/A and from Former TechTarget’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2024, and the consolidated audited financial statements as of December 31, 2023 and December 31, 2022 and for each of the years in the three-year period ended December 31, 2023 also included elsewhere within this Form 8-K/A.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). NewCo has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements. Based on management’s assessment, no autonomous entity adjustments were required for the purposes of preparing the unaudited pro forma condensed combined financial information. The results set forth in the unaudited pro forma condensed combined financial information include adjustments that give effect to events that are directly attributable to the Transactions.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Informa Tech Digital Businesses’ and Former TechTarget’s historical financial statements described above, and the accompanying notes to the unaudited pro forma condensed combined financial statements, which describe the assumptions and estimates underlying the adjustments set forth therein. The pro forma adjustments, which management believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Accordingly, the actual financial condition or performance of NewCo following completion of the Transactions in subsequent periods may differ materially from that which is reflected in the unaudited pro forma condensed combined financial statements. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Transactions in subsequent periods may differ materially from that which is reflected in the unaudited pro forma condensed combined financial statements. Additionally, the final determination of the purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of earnings that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other activities, or the recognition of any cost increases or dis-synergies that might result from the Transactions.

TechTarget, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

(In thousands)

	Historical		Pro Forma
	Informa Tech Digital Businesses	TechTarget Inc. - Historical (as reclassified – Note 8)	Transaction Accounting Adjustments	Note		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	21,608	278,519	(8,198)	5	(j)	291,929
			—	5	(f)
Short-term investments	—	77,310	—	5	(f)	77,310
Accounts receivable, net of allowance for doubtful accounts	36,181	40,438	—			76,619
Related party receivables	4,375	—	(4,375)	5	(g)	—
Related party loan Receivables	48,215	—	(48,215)	5	(g)	—
Prepaid Taxes	—	3,928	—			3,928
Prepaid expenses and other current assets	9,920	5,660	—			15,580

Total current assets	120,299	405,855	(60,788)			465,366

Non-current assets
Property and equipment, net	2,170	2,047	—			4,217
Goodwill	470,122	196,004	298,340	5	(a)	964,466
Intangible assets, net	274,733	109,559	540,441	5	(b)	924,733
Operating lease right-of-use assets	2,430	14,605	(1,799)	5	(c)	15,236
Deferred tax assets	782	4,248	6,212	5	(d)	11,242
Other assets	—	652	9,800	5	(k)	10,452
Total non- current assets	750,237	327,115	852,994			1,930,346

Total assets	870,536	732,970	792,206			2,395,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	3,991	6,616	—			10,607
Related party payables	33,410	—	(33,410)	5	(g)	—
Operating lease liabilities	1,868	3,556	(293)	5	(c)	5,131
Accrued expenses and other current liabilities	5,666	8,133	—			13,799
Accrued compensation expenses	12,751	1,817	—			14,568
Income taxes payable	4,139	1,201	—			5,340
Contract liabilities	40,332	17,354	—			57,686
Related party short-term debt	550,890	—	(550,890)	5	(g)	—
Convertible senior notes	—	—	412,154	5	(f)	412,154

Total current liabilities	653,047	38,677	(172,439)			519,285

	Historical		Pro Forma
	Informa Tech Digital Businesses	TechTarget Inc. - Historical (as reclassified –Note 8)	Transaction Accounting Adjustments	Note		Pro Forma Combined
Non-Current Liabilities
Operating lease liabilities	2,277	13,933	(1,060)	5	(c)	15,150
Convertible senior notes	—	412,154	(412,154)	5	(f)	—
Term loan	—	—	—	5	(f)	—
Other liabilities	11,760	—	—			11,760
Deferred tax liabilities	7,143	18,730	143,503	5	(d)	169,376
Related party long-term debt	—	—	—	5	(g)	—
Contingent consideration	39,800	—	(39,800)	5	(i)	—
Total non-current liabilities	60,980	444,817	(309,511)			196,286

Total liabilities	714,027	483,494	(481,950)			715,571

Stockholders’ Equity:
Net parent investment	145,917	—	(145,917)	5	(e)	—
Common Stock	—	59	(59)	5	(e)	71
			71	5	(e)
Treasury stock	—	(329,118)	329,118	5	(e)	—
Additional paid-in capital	—	504,471	(504,471)	5	(e)	2,151,863
			625,358	5	(e)
			950,012	5	(e)
			531,710	5	(g)
			2,944	5	(h)
			39,800	5	(i)
			(7,761)	5	(j)
			9,800	5	(k)
Accumulated other comprehensive income (loss)	10,592	(276)	276	5	(e)	10,592
Retained earnings	—	74,340	(74,340)	5	(e)	(482,385)
			(479,441)	5	(e)
			(2,944)	5	(h)
Total stockholders’ equity	156,509	249,476	1,274,156			1,680,141

Total liabilities and stockholders’ equity	870,536	732,970	792,206			2,395,712

TechTarget, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2024

(In thousands except number of shares and per share data)

	Historical		Pro Forma
	Informa Tech Digital Businesses	TechTarget Inc. – Historical (as reclassified – Note 8)	Transaction Accounting Adjustments	Note		Pro Forma Combined
Revenues	185,020	169,022				354,042
Cost of revenues:
Cost of revenues	(74,484)	(61,870)	3,822	6	(a)	(132,532)
Amortization of acquired technology	—	(2,128)	(13,578)	6	(b)	(15,706)
Gross Profit	110,536	105,024	(9,756)			205,804
Operating expenses:
Selling and marketing	(42,096)	(68,419)	(53)	6	(c)	(110,568)
Product development	(8,499)	(8,345)	—			(16,844)
General and administrative	(53,909)	(20,927)	(237)	6	(d)	(75,073)
Depreciation	(1,173)	(830)	—			(2,003)
Amortization	(24,414)	(10,609)	(17,346)	6	(b)	(52,369)
Impairment of long-lived assets	(2,019)	—	—			(2,019)
Acquisition and integration costs	(38,086)	(11,240)	—			(49,326)
Remeasurement of contingent consideration	(2,363)	—	2,363	6	(e)	—

Total operating expenses	(172,559)	(120,370)	(15,273)			(308,202)

Operating loss	(62,023)	(15,346)	(25,029)			(102,398)
Interest income	4,422	11,523	—			15,945
Interest expense	—	(1,656)	—			(1,656)
Interest expense on related party loans	(18,554)	—	18,554	6	(f)	—
Other income (expense), net	(1,360)	91	—			(1,269)
Loss before provision for income taxes	(77,515)	(5,388)	(6,475)			(89,378)
Income tax benefit (provision)	6,542	(5,104)	2,209	6	(g)	3,647

Net loss	(70,973)	(10,492)	(4,266)			(85,731)

Loss per share				6	(h)
Basic	(1.70)	(0.37)				(1.20)
Diluted	(1.70)	(0.37)				(1.20)

TechTarget, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2023

(In thousands except number of shares and per share data)

	Historical		Pro Forma
	Informa Tech Digital Businesses	TechTarget Inc. – Historical (as reclassified – Note 8)	Transaction Accounting Adjustment	Note		Pro Forma Combined
Revenues	252,049	229,963	—			482,012
Cost of revenues:
Cost of revenues	(99,170)	(72,776)	3,837	7	(a)	(168,109)
Amortization of acquired technology	—	(2,761)	(18,180)	7	(b)	(20,941)
Gross Profit	152,879	154,426	(14,343)			292,962
Operating expenses:
Selling and marketing	(55,470)	(97,161)	(47)	7	(c)	(152,678)
Product development	(11,143)	(10,911)	—			(22,054)
General and administrative	(66,087)	(29,967)	(215)	7	(d)	(96,269)
Depreciation	(895)	(1,172)				(2,067)
Amortization	(30,723)	(13,354)	(23,919)	7	(b)	(67,996)
Impairment of goodwill	(130,132)	—	—			(130,132)
Impairment of long-lived assets	(577)	—	—			(577)
Acquisition and integration costs	(5,830)	(4,130)	(2,944)	7	(e)	(12,904)
Remeasurement of contingent consideration	112,653	—	(112,653)	7	(f)	—

Total operating expenses	(188,204)	(156,695)	(139,778)			(484,677)

Operating loss	(35,325)	(2,269)	(154,121)			(191,715)
Interest income	2,402	14,056	—			16,458
Interest expense	(1)	(2,581)	—			(2,582)
Interest expense on related party loans	(24,259)	—	24,259	7	(g)	—
Gain from early extinguishment of debt	—	5,033	—			5,033
Other income (expense), net	(874)	180	—			(694)
Income (Loss) before provision for income taxes	(58,057)	14,419	(129,862)			(173,500)
Income tax benefit (provision)	5,777	(9,958)	3,566	7	(h)	(615)

Net income (loss)	(52,280)	4,461	(126,296)			(174,115)

Earnings/ (loss) per share				7	(i)
Basic	(1.26)	0.16				(2.44)
Diluted	(1.26)	0.16				(2.44)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

On January 10, 2024, Informa entered into an agreement to combine the Informa Tech Digital Businesses with Former TechTarget under a new publicly traded company, NewCo. The Transaction has been completed on December 2, 2024 in accordance with the Transaction Agreement, with Informa having contributed the Informa Tech Digital Businesses, along with $350 million in cash.

As a result of the Merger, each issued and outstanding share of Former TechTarget common stock as of immediately prior to the effective time of the Merger was converted into the right to receive (i) one share of NewCo common stock and (ii) a pro rata share of an amount in cash equal to $350 million which per share cash consideration amount is approximately $11.70 per share of Former TechTarget common stock as of the date of this Form 8-K/A (the “Merger Consideration”). For the purposes of this Unaudited Pro Forma Condensed Combined Financial Information, management determined that the amount of such adjustments is zero.

Additionally, pursuant to the terms of the Transaction Agreement and the governing plans and agreements (including existing employment agreements), equity awards issued by Former TechTarget that are outstanding as of immediately prior to the Effective Time was treated as follows:

•

Immediately prior to the Effective Time, 100% of the outstanding Pre-Signing Former TechTarget RSUs held by eight specified Former TechTarget executives, including each of Former TechTarget’s current executive officers, and 50% of all other outstanding unvested Pre-Signing Former TechTarget RSUs vested. At the Effective Time, each vested Pre-Signing Former TechTarget RSUs and any other Former TechTarget RSUs that were then vested and outstanding were canceled, ceased to exist and were converted into the right of the holder thereof to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying the vested Former TechTarget RSUs.

•

Each Former TechTarget RSU that was outstanding and unvested as of the Effective Time (after taking into account any vesting described in the prior paragraph) was assumed by NewCo and converted into an award of restricted stock units with respect to shares of NewCo common stock in the manner set forth in the Transaction Agreement. Each converted restricted stock unit is subject to the same terms and conditions (including vesting, accelerated vesting and settlement schedule) as applied to the corresponding unvested Former TechTarget RSU immediately prior to the Effective Time.

•

Each Former TechTarget Option, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time vested in full as of the Effective Time. Immediately prior to the Effective Time, each In-The-Money Option automatically ceased to exist and was converted into the right of the holder of the In-The-Money Option to receive the applicable portion of the Merger Consideration in respect of the shares of Former TechTarget common stock underlying the In-The-Money Option, reduced by the aggregate exercise price of the In-The-Money Option. Immediately prior to the Effective Time, each Underwater Option was canceled and terminated for no consideration.

•

Prior to the Closing, the Former TechTarget ESPP continued to operate consistent with its terms as in existence as of January 10, 2024. Since the Closing occurred prior to the end of a Plan Period (as defined in the Former TechTarget ESPP), all accumulated participant contributions under the Former TechTarget ESPP were used to purchase shares of Former TechTarget common stock from Former TechTarget as close as reasonably practicable to (but in any event prior to) the Closing Date in accordance with the terms of the Former TechTarget ESPP as if it were the last day of the Plan Period. The Former TechTarget ESPP terminated in its entirety on the Closing Date, and no further rights to purchase Former TechTarget common stock will be granted or exercised under the Former TechTarget ESPP thereafter.

•

Immediately following the Closing, Informa US Holdings Limited owns approximately 57% of the outstanding shares of NewCo common stock (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of the Former TechTarget convertible notes or shares reserved for future grants pursuant to certain NewCo equity incentive plans) and Former TechTarget stockholders own the remaining outstanding shares of NewCo common stock.

Debt refinancing: Former TechTarget, as of September 30, 2024, had $3,040 thousand in aggregate principal amount of 0.125% convertible senior notes due 2025 (the “2025 Notes”) and $414,000 thousand in aggregate principal amount of 0.0% convertible senior notes due 2026 (the “2026 Notes” and together with the 2025 Notes, the “Notes”) outstanding. Pursuant to provisions within the indentures for the Notes, holders of the Notes for a specified period of time following the consummation of the merger may liquidate their Notes by (i) delivering them to NewCo for conversion, which NewCo may settle in cash, shares of NewCo or a combination thereof in NewCo’s discretion, or (ii) tendering them to NewCo for repurchase at fair value. Based upon the current conversion price, management expects that holders of the Notes will tender all of their notes for repurchase at fair value. To the extent any holders of the Notes elect to tender their notes for repurchase or deliver their Notes for conversion, NewCo would elect to settle such Notes using a combination of cash on hand at NewCo, proceeds from a new credit facility (as discussed below) and by liquidating short-term investments.

On December 2, 2024, NewCo entered into a financing agreement with Informa Group Holdings Limited for a revolving credit facility of $250,000 thousand for a period of five years incurring a debt-origination fee of $1,875 thousand (the “new credit facility”). NewCo expects to draw-down $150,000 thousand from the new credit facility to partly repay the Notes after the specified period of time following the merger that the holders of the Notes have available to liquidate their Notes.

NewCo’s new credit facility will bear interest at an interest rate of SOFR+2.75% and consequently the NewCo is expected to incur an annual interest cost of $11,756 thousand.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with SEC Article 11 of Regulation S-X and present the historical financial information of the Informa Tech Digital Businesses and Former TechTarget adjusted to give effect to the business combination and the other events contemplated by the Transaction Agreement.

The Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Informa will control NewCo as it will beneficially own approximately 57% of the outstanding shares of NewCo common stock (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of Former TechTarget’s convertible notes or shares reserved for future grants pursuant to certain NewCo equity incentive plans), and was entitled to designate five of the nine NewCo Board members. As a result, the Informa Tech Digital Businesses was determined as the acquirer, as it is the business contributed by and still controlled by Informa. Under the acquisition method of accounting, the estimated purchase price will be allocated to Former TechTarget’s assets acquired and liabilities assumed based upon their estimated fair values, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, at the date of completion of the Merger. Any excess of merger consideration over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property, plant and equipment, certain other assets, debt and other assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. Additionally, the final purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The historical audited consolidated financial statements of Former TechTarget were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical audited combined financial statements of the Informa Tech Digital Businesses were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Informa Tech Digital Businesses and Former TechTarget adjusted to give effect to the business combination and other events contemplated by the Transaction Agreement as described in this Form 8-K/A. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheets of Former TechTarget and the Informa Tech Digital Businesses on a pro forma basis assuming the business combination and related transactions had been consummated on September 30, 2024. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023 combines the historical statements of income of Former TechTarget and the Informa Tech Digital Businesses on a pro forma basis assuming the business combination and related transactions as if they had occurred on January 1, 2023, beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of NewCo and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the Former TechTarget acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on NewCo’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

Accounting policies and Reclassification

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when confirmed, could have a material impact on the consolidated financial statements of NewCo. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information other than certain reclassification adjustments to conform Former TechTarget’s historical financial statements presentation to the Informa Tech Digital Businesses’ financial statement presentation (as presented in Note 8 below). As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Estimated purchase price

Pursuant to the Transaction Agreement, at the closing of the Transaction, Informa owns approximately 57% of the outstanding NewCo common stock (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of the Notes or shares reserved for future grants pursuant to certain NewCo equity incentive plans) and Former TechTarget stockholders own the remaining outstanding NewCo common stock. The preliminary estimated purchase price, which represents the consideration transferred to Former TechTarget’s security holders in this reverse acquisition, is calculated based on the aggregate amount of the cash and the NewCo common stock that transferred to Former TechTarget stockholders own upon the closing of the Transaction. The accompanying unaudited pro forma condensed combined financial information reflects the purchase price of $950,083 thousand, which consists of the following (in thousands except for number of shares and per share amounts):

(USD in thousands)	Amount
Cash paid (i)	350,000
Estimated aggregate fair value of NewCo common stock issued for outstanding Former TechTarget common stock (ii)	592,172
Replacement equity awards for Former TechTarget’s equity awards (iii)	7,911

Estimated purchase price	950,083

Notes:

i.	Represents the total cash consideration paid to Former TechTarget stockholders, who hold 29,802,846 shares of NewCo, in the aggregate, of $11.70 per share of Former TechTarget common stock.
ii.

Represents the preliminary estimated aggregate fair value of 29,802,846 shares of NewCo common stock that were issued to Former TechTarget shareholders (including certain equity award holders) as purchase consideration as of the closing of the Transactions pursuant to the Transaction Agreement

NewCo common stock did not have a readily observable market price at close. Accordingly, management derived the preliminary estimated per share fair value of the NewCo common stock based on (a) the aggregate fair value of the Former TechTarget shares acquired of approximately $940 million measured using Former TechTarget’s quoted share price of $31.54 on NASDAQ at the close of trading on December 2, 2024 (the acquisition date) multiplied by the 29,802,846 shares of Former TechTarget that were acquired, less (b) the $350 million of cash consideration payable to holders of Former TechTarget common stock on close of the transaction, all divided by (c) the 29,802,846 shares of NewCo issued for outstanding Former TechTarget common stock. Management determined that the value of the acquisition cash consideration was already reflected in the quoted share price of Former TechTarget shares at close.

iii.

Represents estimated consideration for replacement of Former TechTarget’s outstanding equity awards. As discussed in Note 1 above, 949,300 unvested Former TechTarget RSUs will be replaced by 1,494,390 NewCo RSUs with similar terms and conditions. The fair value of NewCo’s RSUs equity awards attributable to the pre-combination service period aggregating $7,911 thousand represents merger consideration. The remainder of the fair value of $39,218 thousand will be recognized as compensation expense subsequent to the merger until the year 2027.

4.	Preliminary Purchase Price Allocation

The allocation of the purchase price with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of September 30, 2024, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on NewCo’s financial position and results of operations may differ materially from the pro forma amounts included herein.

The following table sets forth a preliminary allocation of the consideration to the identifiable tangible and intangible assets acquired and liabilities assumed with the excess recorded to goodwill as if the Transactions occurred on September 30, 2024:

(in 000’s)	Estimate Fair Value
Cash and cash equivalents	278,519
Short term investments	77,310
Accounts receivables, net of allowances	40,438
Prepaid taxes	3,928
Prepaid expenses and other current assets	5,660
Property and Equipment, net	2,047
Intangible Assets, net	650,000
Operating lease assets with right-of-use	12,806
Deferred tax assets	10,460
Other assets	652

Total assets acquired	1,081,820

Accounts payable	6,616
Current operating lease liabilities	3,263
Accrued expenses and other current liabilities	8,570
Accrued compensation expenses	1,817
Income taxes payable	1,201
Contract liabilities	17,354
Non-current operating lease liabilities	12,873
Convertible senior notes	412,154
Deferred tax liabilities	162,233

Total liabilities assumed	626,081

Total assets acquired in excess of liabilities assumed	455,739

Goodwill	494,344

Total estimated merger consideration	$950,083

The preliminary purchase price allocation is based on a preliminary assessment of the fair values of the assets acquired and liabilities assumed as of September 30, 2024.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

a)

Represents the elimination of $196,004 thousand of existing goodwill of Former TechTarget and the preliminary recognition of $494,344 thousand of goodwill arising out of the Transactions which is not expected to be deductible for tax purposes.

b)

Represents the elimination of $109,559 thousand of existing intangible assets of Former TechTarget and preliminary recognition of $650,000 thousand of identifiable intangible assets attributable to the Transactions.

(in 000 ‘s)	Fair Value	Estimated Useful Lives	Amortization expense for the nine months ended September 30, 2024	Amortization expense for the year December 31, 2023
Trade Names -Digital Intent	40,000	14 years	2,143	2,857
Trade Names – Intelligence and Advisory	5,000	14 years	268	357
Developed Technology – Digital Intent	105,000	6.5 years	12,115	16,154
Customer Relationships – Digital Intent	440,000	13 years	25,385	33,846
Customer Relationships – Intelligence and Advisory	60,000	12 years	3,750	5,000

Total	650,000		43,661	58,214

The above amortization expense has been presented in the unaudited pro forma condensed combined statements of income as follows:

(in 000’s)	Amortization expense for the nine months ended September 30, 2024	Amortization expense for the year ended December 31, 2023
Amortization of acquired technology (as part of Cost of revenues) – Refer to Note 6(b) and Note 7(b)	15,706	20,941
Amortization (as part of Operating expenses) – Refer to Note 6(b) and Note 7(b)	27,955	37,273

Total	43,661	58,214

c)	Represents adjustment to remeasure acquired lease liabilities and ROU assets in accordance with ASC 842, Leases as per the details below:

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of Former TechTarget’s historical net book value of operating lease assets	(14,605)
Preliminary remeasurement of acquired operating lease assets	16,136
Fair valuation impact of acquired unfavorable lease arrangements	(3,330)
Net pro forma transaction accounting adjustment to ROU assets, net	(1,799)

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of Former TechTarget’s historical net book value of current operating lease liabilities	(3,556)
Preliminary remeasurement of current operating lease liabilities	3,263
Net pro forma transaction accounting adjustment to current operating lease liabilities	(293)

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of Former TechTarget’s historical net book value of non-current operating lease liabilities	(13,933)
Preliminary remeasurement of non-current operating lease liabilities	12,873
Net pro forma transaction accounting adjustment to non-current operating lease liabilities	(1,060)

d)

Represents the net change in deferred tax assets and liabilities associated with the fair value adjustments (refer Note 4 above) related to allocation of the purchase price to assets acquired and liabilities assumed (excluding goodwill). Deferred taxes were computed using a combined U.S. federal and state statutory tax rate of 25%. This rate is subject to change when NewCo performs a complete tax analysis after the Transactions are completed.

e)	Represents adjustments to equity including the following:

•	Elimination of the historical Former TechTarget stockholders’ equity of $249,476 thousand.

•

Reclassification of net parent investment aggregating $(145,917) thousand, of which $(479,441) thousand is reclassified to retained earnings, being the Informa Tech Digital Businesses’ historical accumulated deficit, and the balance of $625,358 thousand is reclassified to additional paid-in capital.

•

Recording estimated purchase consideration of $950,083 thousand of which $71 thousand is included in common stock as par value of 71,454,212 shares outstanding (29,802,846 issued to Former TechTarget shareholders and 41,651,366 issued to Informa in the business combination) of NewCo at a par value of $0.001/ per share with the balance of $950,012 thousand included in additional paid-in capital.

•

Recording $350,000 thousand cash contribution by Informa (refer to Note 1 above) utilized for settling cash consideration payable to certain existing Former TechTarget shareholders (refer to Note 3 above).

f)

The Notes have not settled as of the date of the close of the transaction. The Notes are expected to be settled with existing cash, cash drawn on the new credit facility (net of unamortized debt issuance costs) and short-term investments as referenced in detail at Note 1 above and were reclassified as a current liability. No pro forma effect has been given to the settlement of the Notes.

in (000’s)	Amount
Principal amount of Former TechTarget convertible notes at close (A)	417,040
Repaid through (B):
i) Cash on hand with Former TechTarget	191,605
ii) Cash drawn from new credit facility	148,125
iii) Short term investments	77,310

g)

Represents the settlement of the Informa Tech Digital Businesses’ related party receivables, related party loan receivables, related party payables, and related party loans, resulting in a net amount of $531,710 thousand, which were extinguished upon consummation of the Transactions pursuant to the terms of the Transaction Agreement with the below details:

in (000’s)	Amount
Pro forma transaction accounting adjustments
Related party receivables	4,375
Related party loan receivables	48,215
Related party payables	(33,410)
Related party short-term debt	(550,890)
Related party long-term debt	—

Total	(531,710)

h)

Reflects the accrual of the Informa Tech Digital Businesses’ non-recurring transaction costs of $2,944 thousands related to the transaction including fees expected to be paid for financial advisors, legal services, and professional accounting services. Such costs are not reflected in the historical balance sheet of Informa Tech Digital Businesses as of September 30, 2024, but are reflected in the NewCo’s unaudited pro forma condensed combined balance sheet as of September 30, 2024, as an increase to additional paid-in capital and a decrease to retained earnings. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the transaction. Such costs were not recorded as liabilities as the liability will be assumed by Informa pursuant to the terms of the Transaction Agreement. Furthermore, Former TechTarget also incurred similar non-recurring transaction costs of $20,424 thousand until the Closing Date. Such costs were not reflected as pro forma adjustments in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to impact the operating results of the NewCo.

i)

Represents the elimination of the Informa Tech Digital Businesses’ contingent consideration of $39,800 thousand, as it has been excluded from the Transactions and will be assumed by Informa pursuant to the terms of the Transaction Agreement.

j)

Represents one-time post-combination payment of $8,198 thousand to tax authorities, related to estimated tax effects resulting from the accelerated vesting of Former TechTarget’s existing RSUs of which $7,761 thousand pertaining to employee’s share was recorded in additional paid-in capital and $437 thousand pertaining to employer’s share which was considered as an assumed liability.

k)

Represents the recognition of an indemnification asset related to the Informa Tech Digital Businesses’ historical sales tax related to a prior acquisition as Informa is contractually obligated to indemnify NewCo to settle this liability pursuant to the terms of the Transaction Agreement.

6.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2024

a)

Represents adjustments to cost of revenues associated with the elimination of Former TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	99
Elimination of historical amortization related to existing computer software, internal-use software, and website development costs*	3,832
Recognition of the estimated new lease expense	(109)
Net pro forma transaction accounting adjustment—cost of revenues	3,822

*	The recognition of new amortization costs is not presented in this table and is instead included below at Note 6(b).

b)	Represents the following adjustments pertaining to amortization of intangibles:

•

Classified within cost of revenues: Elimination of Former TechTarget’s historical amortization of acquired technology of $2,128 thousand and recognition of new amortization expense of $15,706 thousand resulting from intangible assets identified as part of the estimated purchase price allocation.

•

Classified within operating expenses: Elimination of Former TechTarget’s historical amortization of intangible assets of $10,609 thousand and recognition of new amortization expense of $27,955 thousand resulting from intangible assets identified as part of the estimated purchase price allocation.

c)

Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	547
Recognition of the estimated new lease expense	(600)
Net pro forma transaction accounting adjustment-selling and marketing expenses	(53)

d)

Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	2,468
Recognition of the estimated new lease expense	(2,705)
Net pro forma transaction accounting adjustment-general and administrative expenses	(237)

e)

Represents the elimination of the Informa Tech Digital Businesses’ loss on remeasurement of contingent consideration, as contingent consideration liabilities have been excluded from the Transactions and will be assumed by Informa pursuant to the terms of the Transaction Agreement.

f)	Represents the elimination of the Informa Tech Digital Businesses’ interest expense on related party loans, which were extinguished upon consummation of the Merger.

g)

Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 25.0% applied to all adjustments excluding non-taxable and non-deductible items such as certain contingent consideration and unrecorded transaction costs. The effective tax rate of NewCo could be materially different depending on post-combination activities.

h)

The pro forma basic and diluted weighted average shares outstanding represent NewCo’s shares issued to Informa and Former TechTarget’s shareholders on consummation of the Transaction. The pro forma basic and diluted loss per share are as follows:

(in 000’s, except for number of shares per share data)	For the nine months ended September 30, 2024
	Basic loss per share	Diluted loss per share
Record issuance of NewCo shares to Informa (a)	41,651,366	41,651,366
Record issuance of NewCo shares to Former TechTarget’s shareholders (b)	29,802,846	29,802,846 ^
Pro forma NewCo weighted -average outstanding shares (c = a+ b)	71,454,212	71,454,212
Pro forma net loss (d)	(85,731)	(85,731)
Pro forma loss per share (e = d / (c)	(1.20)	(1.20)

^	1,494,390 Restricted Stock Units outstanding were excluded from the calculation of diluted pro forma earnings per share as they were anti-dilutive.

7.	Adjustments, to the Unaudited Pro Forma Condensed Combined Statements of Income for the Year Ended December 31, 2023

a)

Represents adjustments to cost of revenues associated with the elimination of Former TechTarget’s historical lease expenses, amortization related to existing computer software, internal -use software, and website development costs, and the recognition of the estimated lease expenses based on remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	131
Elimination of historical amortization related to existing computer software, internal-use software, and website development costs*	3,846
Recognition of the estimated new lease expense	(140)
Net pro forma transaction accounting adjustment-cost of revenues	3,837

*	The recognition of new amortization costs is not presented in this table and is instead included in below in Note 7(b).

(b)	Represents the following adjustments pertaining to amortization of intangibles:

•

Classified within cost of revenues: Elimination of Former TechTarget’s historical amortization of acquired technology of $2,761 thousand and recognition of new amortization expense of $20,941 thousand resulting from intangibles identified as part of the estimated purchase price allocation.

•

Classified within operating expenses: Elimination of Former TechTarget’s historical amortization of intangibles of $13,354 thousand and recognition of new amortization expense of $37,273 thousand resulting from intangibles identified as part of the estimated purchase price allocation.

c)

Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	727
Recognition of the estimated new lease expense	(774)
Net pro forma transaction accounting adjustment - selling and marketing expenses	(47)

d)

Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.

(in 000’s)	Amount
Pro forma transaction accounting adjustments
Elimination of historical lease expense	3,364
Recognition of the estimated new lease expense	(3,579)
Net pro forma transaction accounting adjustment - general and administrative expenses	(215)

e)

Reflects the accrual of the Informa Tech Digital Businesses’ non-recurring transaction costs of $2,944 thousands related to the transaction including fees expected to be paid for financial advisors, legal services, and professional accounting services. Such costs are not reflected in the historical statements of income of Informa Tech Digital Businesses for the year ended December 31, 2023, but are reflected in the NewCo.’s unaudited pro forma condensed combined statements of income for the year ended December 31, 2023. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the transaction. Furthermore, Former TechTarget also incurred similar non-recurring transaction costs of $20,424 thousand until the Closing Date. Such costs were not reflected as pro forma adjustments in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to impact the operating results of the NewCo. For the year ended December 31, 2023, the Informa Tech Digital Businesses’ historical statements included $5,830 thousand of transaction costs, while Former TechTarget’s historical financial statements included $4,130 thousand of transaction costs, all of which are non-recurring.

f)

Represents the elimination of the Informa Tech Digital Businesses’ gain on remeasurement of contingent consideration, as contingent consideration liabilities have been excluded from the Transactions and will be assumed by Informa pursuant to the terms of the Transaction Agreement.

g)	Represents the elimination of the Informa Tech Digital Businesses’ interest expense on related party loans, which were extinguished upon consummation of the Merger.

h)

Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 25.0% applied to all adjustments excluding non-taxable and non-deductible items such as certain contingent consideration and unrecorded transaction costs. The effective tax rate of NewCo could be materially different depending on post-combination activities.

i)

The pro forma basic and diluted weighted average shares outstanding represent NewCo’s shares issued to Informa and Former TechTarget’s shareholders on consummation of the Transactions. The pro forma basic and diluted loss per share are as follows:

(in 000’s, except for number of shares and per share data)	For the year ended December 31, 2023
	Basic loss per share	Diluted loss per share
Record issuance of NewCo shares to Informa (a)	41,651,366	41,651,366
Record issuance of NewCo shares to Former TechTarget’s shareholders (b)	29,802,846	29,802,846 ^
Pro forma NewCo weighted-average outstanding shares (c = a+ b)	71,454,212	71,454,212
Pro forma net loss (d)	(174,115)	(174,115)
Pro forma loss per share (e = d / c)	(2.44)	(2.44)

^	1,494,390 Restricted Stock Units outstanding were excluded from the calculation of diluted pro forma earnings per share as they were anti-dilutive.

8.	Reclassifications

The pro forma combined financial statements have been adjusted to reflect reclassifications to conform Former TechTarget Inc.’s financial statement presentation to that of the Informa Tech Digital Businesses.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024:

	TechTarget Inc. - Historical	Reclassification	Note		TechTarget Inc. - As Reclassified
ASSETS
Current assets
Cash and cash equivalents	278,519	—			278,519
Short term investments	77,310	—			77,310
Accounts receivables, net of allowances	40,438	—			40,438
Related party receivables	—	—			—
Related party loan receivables	—	—			—
Prepaid taxes	3,928	—			3,928
Prepaid expenses and other current assets	5,660	—			5,660

Total current assets	405,855	—			405,855

Non-current assets
Property and Equipment, net	26,851	(24,804)	(i	)	2,047
Goodwill	196,004	—			196,004
Intangible Assets, net	84,755	24,804	(i	)	109,559
Operating lease assets with right-of- use	14,605	—			14,605
Deferred tax assets	4,248	—			4,248
Other assets	652	—			652

Total Non-Current Assets	327,115	—			327,115

Total Assets	732,970	—			732,970

Current Liabilities
Accounts payable	6,616	—			6,616
Related party payables	—	—			—
Current operating lease liabilities	3,556	—			3,556
Accrued expenses and other current liabilities	8,133	—			8,133
Accrued compensation expenses	1,817	—			1,817
Income taxes payable	1,201	—			1,201
Contract liabilities	17,354	—			17,354
Related party short-term debt	—	—			—
Contingent consideration	—	—			—

Total Current Liabilities	38,677	—			38,677

Non-Current Liabilities
Non-current operating lease liabilities	13,933	—			13,933
Convertible senior notes	412,154	—			412,154
Term loan	—	—			—
Other liabilities	—	—			—
Deferred tax liabilities	18,730	—			18,730

	TechTarget Inc. - Historical	Reclassification	Note	TechTarget Inc. - As Reclassified
Related party long-term debt	—	—		—
Non-current Contingent consideration	—	—		—

Total Non-Current Liabilities	444,817	—		444,817

Total liabilities	483,494	—		483,494

Stockholders’ Equity:
Net Parent investment	—	—		—
Preferred stock	—	—		—
Common stock	59	—		59
Treasury stock	(329,118)	—		(329,118)
Additional paid-in capital	504,471	—		504,471
Accumulated other comprehensive income (loss)	(276)	—		(276)
Retained earnings	74,340	—		74,340

Total stockholders’ equity	249,476	—		249,476

Total liabilities and stockholders’ equity	732,970	—		732,970

Notes:

i.	Represents the reclassification of $24,804 thousand from Property and equipment, net to Intangible assets, net to conform to the Informa Tech Digital Businesses’ Balance Sheet presentation.

Unaudited Pro Forma Condensed Combined Income Statement for the nine months ended September 30, 2024:

	TechTarget Inc. - Historical	Reclassification	Note		TechTarget Inc. - As Reclassified
Revenues	169,022	—			169,022
Cost of revenues:
Cost of revenues	(61,870)	—			(61,870)
Amortization of acquired technology	(2,128)				(2,128)
Gross Profit	105,024	—			105,024
Operating expenses:
Selling and marketing	(68,419)				(68,419)
Product development	(8,345)				(8,345)
General and administrative	(20,927)				(20,927)
Depreciation	(6,930)	6,100	(i	)	(830)
Amortization	(4,509)	(6,100)	(i	)	(10,609)
Impairment of long-lived assets	—				—
Acquisition and integration costs	(11,240)	—			(11,240)
Remeasurement of contingent consideration	—				—
Total operating expenses	(120,370)	—			(120,370)
Operating income (loss)	(15,346)	—			(15,346)
Interest and other income (expense), net	9,958	(9,958)	(ii	)	—
Interest expense	—	(1,656)	(ii	)	(1,656)
Interest income	—	11,523	(ii	)	11,523
Other income (expense)	—	91	(ii	)	91
Interest expense on related party loans	—				—
Gain from early extinguishment of debt	—	—			—
Income before provision for income taxes	(5,388)				(5,388)
Provision for income taxes	(5,104)	—			(5,104)

Net income (loss)	(10,492)	—			(10,492)

Notes:

i.	Represents the reclassification of $6,100 thousand from Deprecation to Amortization to conform to the Informa Tech Digital Businesses’ Income Statement presentation.
ii.

Represents the disaggregation of $9,958 presented as Interest and other income (expense), net by Former TechTarget as Interest expense, Interest income and Other income (expense) to conform to the Informa Tech Digital Businesses’ Income Statement presentation.

Unaudited Pro Forma Condensed Combined Income Statement the year ended December 31, 2023:

	TechTarget Inc. - Historical	Reclassification	Note		TechTarget Inc. - As Reclassified
Revenues	229,963	—			229,963
Cost of revenues:
Cost of revenues	(72,776)	—			(72,776)
Amortization of acquired technology	(2,761)	—			(2,761)
Gross Profit	154,426	—			154,426
Operating expenses:
Selling and marketing	(97,161)	—			(97,161)
Product development	(10,911)	—			(10,911)
General and administrative	(34,097)	4,130	(i	)	(29,967)
Depreciation	(8,527)	7,355	(ii	)	(1,172)
Amortization	(5,999)	(7,355)	(ii	)	(13,354)
Impairment of long-lived assets	—	—			—
Acquisition and Integration costs	—	(4,130)	(i	)	(4,130)
Remeasurement of contingent consideration	—	—			—

Total operating expenses	(156,695)	—			(156,695)

Operating income (loss)	(2,269)	—			(2,269)
Interest and other income (expense), net	11,655	(11,655)	(iii	)	—
Interest expense	—	(2,581)	(iii	)	(2,581)
Interest income	—	14,056	(iii	)	14,056
Other income (expense)	—	180	(iii	)	180
Interest expense on related party loans	—	—			—
Gain from early extinguishment of debt	5,033	—			5,033
Income before provision for income taxes	14,419	—			14,419
Provision for income taxes	(9,958)	—			(9,958)

Net income (loss)	4,461	—			4,461

Notes:

i.

Represents the reclassification of $4,130 thousand from General and Administrative expenses to Acquisition and Integration costs to conform to the Informa Tech Digital Businesses’ Income Statement presentation.

ii.	Represents the reclassification of $7,355 thousand from Deprecation to Amortization to conform to the Informa Tech Digital Businesses’ Income Statement presentation.
iii.

Represents the disaggregation of $11,655 presented as Interest and other income (expense), net by Former TechTarget as Interest expense, Interest income and Other income (expense) to conform to the Informa Tech Digital Businesses’ Income Statement presentation.